UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 16, 2011

RCM Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	1-10245 (Commission File Number)	95-1480559 (I.R.S. Employer Identification No.)

2500 McClellan Avenue, Suite 350
Pennsauken, NJ	08109-4613
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 356-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Item 5.07                      Submission of Matters to a Vote of Security Holders

On June 16, 2011, RCM Technologies, Inc. (the “Company”) held its 2011 annual meeting of stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders elected both nominees for director and approved the Company’s other proposal.  The nominees and the other proposal are described in detail in the Company’s Definitive Proxy Statement.

Proposal 1

The Company’s stockholders re-elected the following two members of the Board of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Leon Kopyt	2,772,628	5,404,287	4,424,811
S. Gary Snodgrass	4,444,584	3,732,331	4,424,811

Proposal 2

The Company’s stockholders ratified the selection by the Audit Committee of the Company’s Board of Directors of EisnerAmper, LLP, as independent accountants of the Company for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,894,364	660,458	46,904	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RCM TECHNOLOGIES, INC.

By:	/s/ Kevin D. Miller
Kevin Miller
Chief Financial Officer, Treasurer and Secretary

Dated: June 22, 2011

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